                                                                    EXHIBIT 99.1



[FIRST VIRTUAL COMMUNICATIONS LOGO]
                                                           FOR IMMEDIATE RELEASE
Contact:
Truman Cole
Chief Financial Officer
650-801-6369


                    FIRST VIRTUAL COMMUNICATIONS COMMON STOCK
             TO CONTINUE TO BE LISTED ON THE NASDAQ SMALLCAP MARKET

Redwood City, Calif. - August 5, 2004 - First Virtual Communications, Inc. (Nasdaq: FVCXE), today announced that the Company received a letter from Nasdaq on August 3, 2004 advising the Company that its Common Stock will continue to be listed on The Nasdaq SmallCap Market via an exception from the filing requirement.

The Company failed to meet the filing requirement on May 17, 2004 when it did not file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2004 due to the investigation that was initiated by the Audit Committee of the Company's Board of Directors and previously announced on April 30, 2004. A temporary exception from the filing standard has been granted subject to First Virtual Communications, Inc. meeting certain conditions, including the Company's filing by August 16, 2004 of its Form 10-Q's for the quarters ended March 31, 2004 and June 30, 2004, and the Company's ongoing obligation to file reports on a timely basis. Any failure to file the March 2004 and June 2004 Form 10-Q's by August 16, 2004 and any failure to file any other report on a timely basis before September 30, 2005 may result in the immediate delisting of the Company's Common Stock.

In addition, the Company remains obligated to demonstrate ongoing compliance with all other requirements for continued listing on The Nasdaq SmallCap Market, including, in the case of noncompliance, a requirement to present a definitive plan to regain compliance. The Company's Common Stock has traded below $1.00 per share since July 20, 2004, and if it trades below $1.00 per share for thirty consecutive trading days the Company would not be in compliance with this trading price requirement. There can be no assurance that the Company will be able to maintain compliance with all of the listing requirements, including the minimum bid price requirement and the minimum shareholder equity requirement of $2.5 million. If at some future date the Company's securities should cease to be listed on The Nasdaq SmallCap Market, they may continue to be listed in the OTC-Bulletin Board.

Effective with trading on Thursday, August 5, 2004 and for the duration of the exception (through August 16, 2004), the Company's Nasdaq symbol will be FVCCE.

First Virtual Communications, Inc.
Press Release dated August 5, 2004
FVC Common Stock to Continue to be Listed on The Nasdaq SmallCap Market



ABOUT FIRST VIRTUAL COMMUNICATIONS

First Virtual Communications is a premier provider of infrastructure and solutions for real time rich media communications. Headquartered in Redwood City, California, the Company also has operations in Europe and Asia. More information about First Virtual Communications can be found at www.fvc.com or by calling 1-800-728-6337 or +1-650-801-6500 outside North America.


CAUTIONARY STATEMENT:

EXCEPT FOR THE HISTORICAL INFORMATION CONTAINED HEREIN, THIS NEWS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS, INCLUDING, WITHOUT LIMITATION, STATEMENTS CONTAINING THE WORDS, "BELIEVES," "ANTICIPATES," "EXPECTS" AND WORDS OF SIMILAR IMPORT. SUCH FORWARD-LOOKING STATEMENTS HAVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF FIRST VIRTUAL COMMUNICATIONS, OR INDUSTRY RESULTS, TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. SUCH FACTORS INCLUDE, AMONG OTHERS: THE COMPANY'S NEED TO RAISE ADDITIONAL CAPITAL TO FUND ITS OPERATING REQUIREMENTS; THE AGGREGATE VALUE OF AND IMPACT ON THE COMPANY OF THE INVESTIGATION DESCRIBED ABOVE, INCLUDING ANY POSSIBLE EXPANSION OF THE INVESTIGATION AND ANY POSSIBLE RESTATEMENT OF PREVIOUSLY ANNOUNCED FINANCIAL RESULTS; ANY ADVERSE IMPACT ARISING FROM THE DELAY IN FILING REQUIRED PERIODIC REPORTS; FAILURE TO MEET THE LISTING REQUIREMENTS OF THE NASDAQ SMALLCAP MARKET; THE RISK THAT SALES OF THE COMPANY'S CLICK TO MEET(TM) AND CONFERENCE SERVER PRODUCTS WILL NOT INCREASE OR THAT NEW VERSIONS WILL NOT BE RELEASED ON A TIMELY BASIS; THE COMPANY'S VARIABILITY OF OPERATING RESULTS; MARKET ACCEPTANCE OF WEB CONFERENCING TECHNOLOGY; POTENTIAL INABILITY TO MAINTAIN BUSINESS RELATIONSHIPS WITH INTEGRATORS, DISTRIBUTORS AND SUPPLIERS; RAPID TECHNOLOGICAL CHANGES; COMPETITION AND CONSOLIDATION IN THE WEB CONFERENCING INDUSTRY; THE IMPORTANCE OF ATTRACTING AND RETAINING PERSONNEL; AND OTHER RISK FACTORS REFERENCED IN FIRST VIRTUAL COMMUNICATIONS' PUBLIC FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE COMPANY'S REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2003.


                           ALL TRADEMARKS RECOGNIZED.


                                       ###